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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-27311) and related Prospectus of Transcontinental Gas Pipe Line Corporation for the registration of $500 million of debt securities and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the consolidated financial statements of Transcontinental Gas Pipe Line Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP



Tulsa, Oklahoma


September 22, 1997